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Exhibit 10.35

AMENDMENT NUMBER THREE
TO THE UNIVERSAL COMPRESSION, INC.
EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

        WHEREAS, Universal Compression, Inc. (the "Company") maintains the Universal Compression, Inc. Employees' Supplemental Savings Plan, effective July 1, 1998 (the "Plan");

        WHEREAS, Section 11.1 of the Plan reserves to the Company the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Board has approved the amendment to the Plan to provide that a Participant's Matching Contributions that are deemed invested in the common stock of Universal Compression Holdings, Inc. shall be distributed in such form;

        NOW, THEREFORE, the Plan is hereby amended as follows:

          1.     Section 3.3(g) of the Plan is hereby amended, effective September 1, 2002, to read as follows:

    "Each Eligible Employee executing a Supplemental Salary Deferral Agreement may also elect, but shall not be required to elect, to specify the manner in which such Participant shall receive such distributions, which election shall be either as a single lump-sum cash distribution or in installments; provided, however, that such Participant shall receive a distribution in the form of Universal Compression Holdings, Inc. common stock with respect to post-August 31, 2002 Matching Contributions that are deemed invested in such stock."

          2.     Section 8.1(d) of the Plan is hereby amended, effective September 1, 2002, to read as follows:

    "Distributions made under this Section 8.1 shall be in cash and in a single lump sum, except that a Participant may elect pursuant to Section 3.3(g) hereof in his Supplemental Salary Deferral Agreement to receive installments payments in the case of distributions on a Termination Date resulting from retirement from the Company; provided, however, that such Participant shall receive a distribution in the form of Universal Compression Holdings, Inc. common stock with respect to post-August 31, 2002 Matching Contributions that are deemed invested in such stock."

          3.     Section 8.2(c) of the Plan is hereby amended, effective September 1, 2002, to read as follows:

    "Distributions made under this Section 8.2 shall be in cash and in a single lump sum paid within sixty (60) days after the Participant's death; provided, however, that such Participant's Death Beneficiary shall receive a distribution in the form of Universal Compression Holdings, Inc. common stock with respect to post-August 31, 2002 Matching Contributions that are deemed invested in such stock."

        IN WITNESS WHEREOF, and as evidence of the adoption of this amendment by the Company, the undersigned officer being duly authorized has signed this amendment to be effective as of September 1, 2002.

UNIVERSAL COMPRESSION, INC.
By:	/s/ RICHARD W. FITZGERALD Richard W. FitzGerald Senior Vice President & Chief Financial Officer

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AMENDMENT NUMBER THREE TO THE UNIVERSAL COMPRESSION, INC. EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN